Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT
FOR THE NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

CLST HOLDINGS, INC.	§
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Plaintiff,	§
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v.	§	CIVIL ACTION NO. 3-09CV00291-P
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RED OAK PARTNERS, LLC;	§
RED OAK FUND, L.P.;	§
PINNACLE PARTNERS, LLC;	§
PINNACLE FUND LLLP;	§
BEAR MARKET OPPORTUNITY	§
FUND, L.P.; and	§
DAVID SANDBERG,	§
§
Defendants,	§
§
v.	§
§
TIMOTHY DURHAM;	§
ROBERT KAISER; and	§
DAVID TORNEK	§
§
Third-Party Defendants.	§

DEFENDANTS’ COUNTERCLAIMS AND THIRD-PARTY COMPLAINT

For their counterclaims against plaintiff CLST Holdings, Inc. (“CLST”) and third-party complaint against Timothy Durham, Robert Kaiser, and David Tornek, defendants Red Oak Partners, LLC, Red Oak Fund, L.P., Pinnacle Partners, LLC, and Pinnacle Fund LLLP allege as follows:

PARTIES, JURISDICTION, AND VENUE

1.             Red Oak Partners, LLC is a New York limited liability company with its principal place of business in New York, New York. Red Oak Partners beneficially owns 4,561,554 shares of CLST, representing approximately 20% of CLST’s outstanding stock.

2.             Red Oak Fund, L.P. is a Delaware limited partnership with its principal place of business in New York, New York. Red Oak Partners is the general partner of Red Oak Fund. Red Oak Fund purchased 3,341,106 shares of CLST, representing approximately 14% of CLST’s outstanding stock, between January 15 and February 13, 2009.

3.             Pinnacle Partners, LLC is a Colorado limited liability company having its principal place of business in Evergreen, Colorado. Pinnacle Partners beneficially owns 960,448 shares of CLST common stock.

4.             Pinnacle Fund LLLP is a Colorado limited liability limited partnership with its principal place of business in Evergreen, Colorado. Pinnacle Fund purchased 960,448 shares of CLST common stock between January 15 and February 13, 2009.

5.             CLST is a Delaware corporation with its principal place of business in Dallas, Texas. CLST’s common stock is currently publicly traded on the over-the-counter market and is quoted on an inter-dealer electronic system known as the Pink Sheets.

6.             Timothy Durham is a resident of Indiana. He was at all relevant times a large shareholder of CLST and a member of CLST’s board of directors. He is currently chairman of CLST’s board of directors.

7.             Robert Kaiser is a resident of Texas. He is a shareholder, president, and member of the board of directors of CLST.

8.             David Tornek is a shareholder and member of the board of directors of CLST.

9.             These counterclaims and third-party claims arise under the Securities Exchange Act of 1934, as amended, 15 U.S.C. 78m-n, and the SEC rules and regulations promulgated thereunder.

10.           Jurisdiction over the subject matter is based upon 28 U.S.C. 1331 and 15 U.S.C. 78aa.

11.           Venue in this district is proper pursuant to 28 U.S.C. 1391(b)(2) and 15 U.S.C. 78aa.

12.           Declaratory relief is appropriate pursuant to 28 U.S.C. 2201 because an actual, justiciable controversy exists regarding the counterclaim defendant’s and third-party defendants’ compliance with the Securities Exchange Act and the SEC rules thereunder.

BACKGROUND

13.           CLST has not held an annual meeting since July 2007. No annual meeting was held in 2008 or in 2009.

14.           In November 2008, CLST’s board of directors created a new subsidiary through which CLST purchased approximately $41 million of home improvement consumer receivables from Drawbridge Special Opportunities Fund, L.P. (“Purchase Agreement 1”). CLST had absolutely no experience in investing in consumer receivables of any kind. Durham introduced CLST to Drawbridge and promoted the transaction. Durham and CLST’s board of directors undertook the transaction without any independent valuation or shareholder approval.

15.           In December 2008, CLST’s board of directors created a new subsidiary through which CLST purchased additional consumer receivables from SSPE, LLC and SSPE Investment

Trust I (“Purchase Agreement II”). To date, CLST has purchased nearly $10 million of consumer receivables pursuant to Purchase Agreement II. Durham introduced CLST to SSPE and SSPE Investment Trust I and promoted the transaction. Durham and CLST’s board of directors undertook the transaction without any independent valuation of shareholder approval.

16.           In February 2009, CLST’s board of directors created a new subsidiary through which CLST purchased additional consumer receivables for total consideration of almost $3.6 million from Fair Finance Company (“Purchase Agreement III”). Durham is the controlling owner of Fair Finance and arranged for CLST to purchase the receivables in Purchase Agreement III from Fair Finance. Durham and Fair Finance recently became the subject of intense investigation by the FBI, the Department of Justice, the SEC and others, as discussed below.

17.           In December 2008, Red Oak approached CLST’s board of directors and indicated its interest in acquiring ownership of CLST stock. In January 2009, Red Oak began purchasing shares of CLST stock.

18.           The members of CLST’s board of directors immediately feared that Red Oak’s acquisition of CLST stock could jeopardize their director and/or management positions with CLST. Solely as a means of entrenching their positions at CLST, the board adopted a “poison pill” on February 5, 2009, to obstruct Red Oak’s accumulation of CLST stock. The poison pill became effective on February 16, 2009. As a direct consequence of the poison pill, Red Oak ceased purchasing CLST stock on February 13, 2009.

19.           On March 13, 2009, CLST announced that it scheduled its 2009 annual meeting of stockholders for May 22, 2009.

20.           On March 19, 2009, Red Oak announced its notice of director nominations in connection with the May 2009 annual meeting and announced that it would seek to have its own director nominees elected to the CLST board of directors.

21.           Fearing that Red Oak would prevail in an election of directors if an annual meeting were held, which would threaten their entrenchment, CLST’s board of directors on April 5, 2009 postponed the long-overdue annual meeting of shareholders until September 25, 2009. CLST’s board members planned to and did use the delay to acquire more shares of CLST stock.

22.           In August 2009, still fearing defeat if an election were held, CLST again cancelled its scheduled annual meeting and announced that the meeting would be held on October 27, 2009.

23.           In September, CLST replaced Kaiser as chairman of the board of directors with Durham. CLST, however, should have known of Durham’s massive criminal, regulatory, and civil improprieties, as discussed below, and should have disclosed them to shareholders.

24.           In September 2009, CLST yet again cancelled the annual meeting set for October 2009 and announced that the meeting would be held in December 2009. Predictably, CLST later cancelled that annual meeting as well. In fact, CLST is now approaching three years without convening an annual meeting of shareholders.

DEFENDANTS FORM AN UNDISCLOSED GROUP AMONGST THEMSELVES AND OTHERS

25.           Section 12(d) of the 1934 Act requires that any “person” who acquires either directly or indirectly the beneficial ownership of more than 5% of an issuer’s common stock shall, within 10 days after such acquisition, send to the issuer at its principal executive office and to the exchange where the security is traded, and file with the SEC, a statement containing the information required by the section and relevant SEC rules, including (among other things):

(A) the background, and identity, ... and the nature of such beneficial ownership by, such person and all other persons by whom or on whose behalf the purchases have been or are to be effected;

**** **** ****

(c) if the purpose of the purchases or prospective purchases is to acquire control of the business of the issuer of the securities, any plans or proposals which such persons may have to liquidate such issuer, to sell its assets to or merge it with any other persons, or to make any other major change in its business or corporate structure; [and]

(D) the number of shares of such security which are beneficially owned, and the number of shares concerning which there is a right to acquire, directly or indirectly, by (i) such person, and (ii) by each associate of such person, giving the background, identity, residence, and citizenship of each such associate.

15 U.S.C. § 78m(d)(1).

26.           In order to prevent circumvention of section 13(d)(l), section 13(d)(3) provides that “[w]hen two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of an issuer, such syndicate or group shall be deemed a ‘person’ for the purposes of this subsection.” 15 U.S.C. § 78m(d)(3).

27.           By operation of law, once a group is formed, each defendant beneficially owns all shares of stock that were beneficially owned by all members of the group. Rule 13d-5(b)(1) states that “when two or more persons agree to act together for the purposes of acquiring, holding, voting, or disposing of equity securities of an issuer, the group formed thereby shall be deemed to have acquired beneficial ownership, for purposes of [section 13(d) of the ‘34 Act], as of the date of such agreement, of all equity securities of that issuer beneficially owned by such persons.”

28.           Durham was at all relevant times subject to the reporting requirements of Section 13(d), including the requirement to disclose any voting group of which he was a member. Durham filed a Schedule 13D on February 17, 2009, stating that he beneficially owned 3,474,471 shares of CLST common stock representing 14.7% of the outstanding shares of CLST. Durham did not disclose he had formed a group with Kaiser, Tornek, O’Donnell, Cochran, and Brizzi, as discussed below (“the Durham Group”).

29.           According to CLST’s preliminary proxy statement of October 2009, Kaiser beneficially owns 640,413 shares of CLST stock representing 2.7% of CLST’s outstanding common stock, including 12,990 he purchased on September 23, 2009. Kaiser purchased the additional stock in late September 2009 during a “quiet period” when he was privy to confidential insider information and could not legally purchase stock. CLST postponed the September annual meeting precisely so that Kaiser would have an opportunity to acquire more stock as part of the Durham Group’s effort to contest Red Oak.

30.           Tornek has a lengthy history with Durham and has served on one or more other boards of directors with Durham. Durham arranged for Tornek to become a board member of CLST. According to CLST’s preliminary proxy statement of October 2009, Tornek beneficially owns 932,323 shares of CLST stock, representing 3.9% of CLST’s outstanding common stock. Nearly half of Tornek’s stock was acquired in late September 2009, during a “quiet period” when he was privy to confidential insider information and could not legally purchase stock. Indeed,

Tornek purchased the CLST stock in late September 2009 in a private transaction, not in open market purchases. CLST postponed the September annual meeting precisely so that Tornek would have an opportunity to acquire more stock as part of the Durham Group’s effort to contest Red Oak.

31.           Carl Brizzi is the elected prosecutor of Marion County, which includes Indianapolis and is the largest county in the State of Indiana. Brizzi is a close friend of Durham and has received large political campaign contributions from Durham in support of Brizzi’s election campaigns. In 2006, Durham was the largest contributor to Brizzi’s re-election campaign as prosecutor of Marion County. Durham was also Finance Chairman of Brizzi’s 2006 political campaign. Brizzi flew to the 2007 Super Bowl in Durham’s private jet.

32.           In September 2009, Brizzi joined the board of directors of Fair Finance Company, an entity majority owned and controlled by Durham. One of the few individual stocks Brizzi owns is Red Rock Pictures Holdings, Inc., a company affiliated with Durham and in which Durham also owns stock.

33.         One of the few other companies in which Brizzi owns stock is CLST. Brizzi’s ownership of CLST — in which his friend and financial supporter Durham was the largest single shareholder and a member of the board of directors — is not coincidental. To the contrary, upon information and belief, Durham persuaded Brizzi to become a friendly shareholder of CLST in order to give Durham beneficial ownership of more CLST stock.

34.           Patrick O’Donnell purchased CLST stock in 2005 in conjunction with Durham’s purchases of CLST stock. According to CLST’s preliminary proxy statement of October 2009,

O’Donnell beneficially owns 400,000 shares of CLST stock, representing 1.7% of CLST’s outstanding common stock.

35.           James Cochran is one of only two owners of Fair Finance Company, the other being Durham. Cochran is a shareholder of CLST.

36.           The Durham Group has aggressively sought to purchase additional stock from large CLST shareholders who are not in the Durham Group not involved in the company’s litigation with Red Oak. In September and October 2009, Kaiser and/or his agents contacted two of the largest CLST shareholders and offered to purchase their stock. Kaiser did so in furtherance of the Durham Group’s attempt to obtain sufficient voting power to overcome Red Oak’s nominees. In order to disguise the acquisition of additional stock by the Durham Group, Kaiser explained that he was soliciting the purchases on behalf of prospective buyers other than himself. These transparent solicitations, however, did not change the fact that Kaiser sought to acquire additional stock on behalf of persons acting in concert with the Durham Group.

37.           Durham’s Schedule 13D filings in 2009 never disclosed that he formed a group with Kaiser, Tornek, O’Donnell, Cochran, and Brizzi for defensive purposes and for acquiring and voting shares in opposition to Red Oak.

DEFENDANTS MISREPRESENTED HARMFUL TRANSACTIONS ARRANGED BY TIMOTHY DURHAM FOR HIS BENEFIT

38.           Rule 14a-9 provides that “No solicitation subject to this regulation shall be made by means of any proxy statement . . . which omits to state any material fact necessary in order to make the statements not false or misleading.”

39.           In November 2008, Durham and Kaiser caused CLST to enter into Purchase Agreement I. Durham caused CLST to purchase the consumer receivables there acquired because lenders who previously had financed Durham’s companies were unwilling to base financing on the low-quality receivables that comprised Purchase Agreement I.

40.           In December 2008, Durham and Kaiser caused CLST to enter into Purchase Agreement II.

41.           On March 25, 2009, after being challenged by Red Oak for diverting CLST’s cash to purchasing high-risk low-quality consumer receivables, CLST took the unusual step of announcing in a press release that Purchase Agreement I supposedly was performing well as an asset of the company. The company’s press release quoted Kaiser as “pleased” that the portfolio had supposedly generated significant net cash flow and claimed that the company had reduced the debt it had incurred to acquire the portfolio. CLST issued the unusual press release in an attempt to influence shareholders who at that time expected to vote in an annual meeting in May 2009 (which annual meeting was subsequently postponed several times by CLST, as described above, and still has not been held).

42.           CLST never disclosed that each of the Purchase Agreements discussed above was entered into by CLST to generate cash for Durham and Durham-related entities in furtherance of a Ponzi scheme being run by Durham and his entities, as discussed below.

43.           In addition, the Purchase Agreements utilized friends and business colleagues of Durham for lucrative components of the Agreements, such as the servicers who were engaged to service the thousands of consumer receivables. The servicers are being paid fees by CLST. CLST never disclosed that the Agreements were structured to provide lucrative fees and other benefits to Durham’s friends and business colleagues, at the expense of CLST.

44.                                 Recent revelations highlight CLST’s misrepresentations regarding the Purchase Agreements. In a Form 8-K dated October 16, 2009, CLST disclosed that it had received a notice of default from its lender for the Purchase Agreement I transaction, Fortress Credit Co., that Fortress is entitled to foreclose on the consumer receivables, and that CLST “could lose some or all of its investment” in Purchase Agreement I. The notice of default was announced less than seven months after the March press release discussed above in which CLST went out of its way to say how “pleased” it was with the performance of Purchase Agreement I.

45.                                 On or about December 15, 2009, CLST disclosed that it had received a notice of default from its lender for the Purchase Agreement II transaction, Fortress Credit Corp, that Fortress may be entitled to sell all the receivables, and that CLST “could lose some or all of its investment” in Purchase Agreement II. The basis for the default declared by Fortress was that Durham’s Fair Finance Company had been shut down by regulators and could not provide the services that Durham had arranged for Fair Finance to provide under Purchase Agreement II. In short, therefore, the self-dealing orchestrated by Durham for the benefit of his Fair Finance entities had collapsed upon CLST in barely one year.

A TORRENT OF CRIMINAL AND REGULATORY INVESTIGATIONS AND CIVIL
SUITS IN LATE 2009 EXPOSED SERIOUS MISCONDUCT BY DURHAM, KAISER,
AND TORNEK CONCERNING CLST

46.                                 Durham’s Fair Finance has raised roughly $200 million from investors by selling so-called “investment certificates.” In late October 2009, the Indiana Business Journal revealed that Durham had caused Fair Finance to use its cash not for business purposes, but almost entirely for self-dealing loans from Fair Finance to various other entities controlled by Durham.

The IBJ questioned whether Fair Finance had any realistic chance of paying back those who had purchased its “investment certificates.”

47.                                 Instead of paying back its investors or demanding payment of the self-dealing loans it has made to other Durham companies, Fair Finance in November 2009 sought permission from the State of Ohio to sell even more investment certificates. Last month, Ohio rejected the request by Durham’s Fair Finance to sell even more investment certificates.

48.                                 On November 24, 2009, the Federal Bureau of Investigation executed search warrants at the offices of Fair Finance and Obsidian Development, another Durham-controlled company. The FBI questioned Durham directly on or about the same day.

49.                                 Also on November 24, 2009, the United States Attorney for the Southern District of Indiana filed a civil complaint seeking seizure of assets held by Fair Finance and other Durham-controlled affiliates. The U. S. Attorney alleged that Durham has operated a Ponzi scheme through the sale of Fair Finance’s “investment certificates.” The complaint to seize assets was dismissed voluntarily only after Durham and his companies provided the U.S. Attorney adequate assurance that the assets identified would not be dissipated or diverted.

50.                                 Also on November 24, 2009, CLST received a subpoena from the Securities and Exchange Commission seeking documents relating to Durham, Kaiser, Tornek, Fair Finance, and others. Durham, Kaiser, and Tornek also received individual subpoenas from the SEC. Thus, the SEC is conducting an investigation of Durham/Fair Finance and obviously is coordinating that investigation with the FBI and the U.S. Attorney’s office. Upon information and belief, the SEC is investigating precisely the self-dealing Purchase Agreements arranged by Durham and

Kaiser and the extent to which those transactions raided CLST of cash in order to prop up Durham’s Ponzi scheme with Fair Finance.

51.                                 Barely a week later, on December 4, 2009, a class action was filed against Fair Finance, Durham, and others in Ohio seeking to rescind the sales of investment certificates used to fund Durham’s Ponzi scheme and seeking millions in damages from Durham and others.

52.                                 The CLST purchase agreements referenced above were part of the Ponzi scheme announced by the U.S. Attorney. Durham confirmed to Kaiser in December 2008 that redemptions of the suspect Fair Finance investment certificates were increasing such that Fair Finance was “getting real tight.” As the Ponzi scheme began to unravel, Durham faced increasing demands for cash to continue concealing the Ponzi scheme. Durham saw CLST as a source of much-needed cash and caused CLST to buy the low-quality consumer receivables that Fair Finance simply could not sell to any third-party buyer at any price, much less the exorbitant price paid by CLST.

53.                                 CLST never disclosed that Durham’s need for cash was the motivating factor behind purchasing low-quality consumer receivables. Each of the Purchase Agreements directly or indirectly provided cash to Durham’s entities or freed up cash otherwise restricted by lending agreements. In short, the primary factor behind each Purchase Agreement was to facilitate Durham’s Ponzi scheme. CLST never disclosed to its shareholders that the primary purpose of the Purchase Agreements was to provide cash to the cash-starved Durham and Durham entities and to provide exorbitant service fees to Durham friends and colleagues who otherwise facilitated Durham’s Ponzi scheme.

FIRST CLAIM FOR RELIEF
Violation of Section 13(d) of the Securities Exchange Act

54.                                 Durham filed a Schedule 13D that is materially false and misleading because it does not disclose the existence of the Durham Group, does not disclose the aggregate beneficial ownership of the Durham Group, and does not disclose the Durham Group’s defensive purpose of aggregating votes to oppose Red Oak initiatives. Durham’s false and misleading Schedule 13D is a violation of Section 13(d) of the Securities Exchange Act.

55.                                 The other third-party defendants have not filed respective Schedule 13Ds at all. Since each third-party defendant is the beneficial owner of all shares held by the Durham Group, their failure to file accurate Schedule 13Ds violates Section 13(d) of the Securities Exchange Act.

56.                                 Red Oak and CLST shareholders will be irreparably harmed if CLST and the third-party defendants are not compelled to provide accurate disclosure of the formation and purposes of the Durham Group. Red Oak has no adequate remedy at law.

SECOND CLAIM FOR RELIEF
Violations of Section 14(a) of the Securities Exchange Act and SEC Rules Promulgated
Thereunder

57.                                 Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder govern the solicitation of the Company’s next annual meeting.

58.                                 Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder demand full and fair disclosure in proxy solicitations and were enacted to prevent anyone from obtaining authorization for corporate action by means of inadequate or misleading disclosures.

59.                                 Section 14(a) makes it unlawful to solicit proxies “in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors.” 15 U.S.C. § 78n(a). Rule 14a-9 prohibits the solicitation of proxies “containing any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading.” 17 C.F.R. § 240.14a-9(a).

60.                                 CLST has solicited proxies through material misrepresentations, including the following: (a) failing to disclose the true purpose of Purchase Agreement I to provide cash to Durham and his entities and to promote his Ponzi scheme; (b) failure to disclose the true purpose of Purchase Agreement II to provide cash to Durham and his entities and to promote his Ponzi scheme; (c) failure to disclose the poor quality of the receivables acquired in the Purchase Agreements, as shown by the notices of default received by CLST less than a year after the portfolios were acquired; and (d) failure to disclose the extent to which Durham structured all Purchase Agreements to provide lucrative fees to Durham’s friends and business colleagues, to the detriment of CLST.

61.                                 Red Oak and CLST shareholders will be irreparably harmed if CLST is permitted to solicit proxies without curing its misrepresentations. Red Oak has no adequate remedy at law.

THIRD CLAIM FOR RELIEF
Declaratory Judgment

62.                                 Declaratory relief is appropriate pursuant to 28 U.S.C. § 2201, 2202 and Federal Rule of Civil Procedure 57 because an actual controversy exists regarding compliance with Sections 13(d) and 14(a) of the Securities Exchange Act.

63.                                 Red Oak seeks a judgment declaring that the Durham Group acted in concert with one another as a Section 13(d) group and that CLST must make accurate disclosures prior to soliciting proxies in connection with the next annual meeting in order to comply with Section 14(a).

FOURTH CLAIM FOR RELIEF
Violation of Section 10(b) of the Securities Exchange Act and Rule 10b-5

64.                                 In a Form 8-K dated November 17, 2008, CLST disclosed its purchase of consumer receivables in Purchase Agreement I. The 8-K contained the following misrepresentations and omissions:

(a)                                  CLST did not disclose that Durham promoted and arranged for CLST to acquire the receivables of Purchase Agreement I from Fortress Credit Co;

(b)                                 CLST did not disclose that Durham’s affiliate, Fair Finance Company, had previously sold the receivables to Fortress Credit Co. or an affiliate thereof in order to raise funds or credit availability;

(c)                                  CLST did not disclose that Fortress Credit Co. or its affiliates developed serious concerns about the quality of the consumer receivables it had acquired from Durham’s Fair Finance Company;

(d)                                 CLST did not disclose that Fair Finance was at risk of losing access to credit from Fortress Credit Co. or an affiliate thereof due to the poor quality of the consumer receivables;

(e)                                  CLST did not disclose that Durham’s Fair Finance was “getting real tight” for cash, as Durham conceded in an email to Kaiser;

(f)                                    CLST did not disclose that Durham arranged for CLST to purchase the consumer receivables in Purchase Agreement I in whole or in part to facilitate financing for Durham’s Fair Finance;

(g)                                 CLST did not disclose that Durham’s Fair Finance was engaged in a Ponzi scheme involving the sale of “investment certificates,” which Ponzi scheme generated the urgent need for cash that motivated Durham to cause CLST to enter into Purchase Agreement I;

(h)                                 CLST did not disclose that Durham had prior business and personal relationships with the entities chosen to be servicers for the consumer receivables of Purchase Agreement. Purchase Agreement I provided for lucrative fees to be paid to the servicers of the receivables, but CLST did not disclose that such fees would be paid to entities with prior business and personal relationships with Durham.

65.                                 Shortly thereafter, in late November 2008, Red Oak’s president, David Sandberg, spoke by telephone with Robert Kaiser, then-chairman and CEO of CLST. Sandberg told Kaiser that Red Oak was considering substantial purchases of CLST stock and that, before making such purchases, Sandberg wanted more information concerning Purchase Agreement I. Sandberg and Kaiser specifically discussed Purchase Agreement I.

66.                                 Kaiser described Purchased Agreement I in highly flattering terms as a sound investment by CLST. Kaiser told Sandberg that CLST could return any non-performing receivables to the seller, that CLST could sell the portfolio for a profit, and that CLST would not under any circumstances be stuck with an undesirable portfolio. Kaiser did not disclose to Sandberg any of the facts identified in Para. 64 above.

67.                                 In December 2008, CLST filed a Form 8-K regarding Purchase Agreement II. The 8-K contained the following misrepresentations and omissions:

(a)                                  CLST did not disclose that Durham promoted and arranged for CLST to enter into Purchase Agreement II;

(b)                                 CLST did not disclose that Durham’s Fair Finance was engaged in a Ponzi scheme involving the sale of “investment certificates,” which Ponzi scheme generated an urgent need for cash that motivated Durham to cause CLST to enter into Purchase Agreement II;

(c)                                  CLST did not disclose that Durham had prior business and personal relationships with the sellers, guarantors, servicers and lender involved in Purchase Agreement II.

(d)                                 Purchase Agreement I provided for lucrative fees to be paid to the servicers of the receivables, but CLST did not disclose that such fees would be paid to entities affiliated with Durham.

68.                                 Defendants made untrue representations of material fact and omitted to state material facts about the Purchase Agreements necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

69.                                 The misrepresentations and omissions described above were material. Each omission and misrepresentation, and particularly in the aggregate, affected the stock market price of the CLST shares purchased by Red Oak.

70.                                 The misrepresentations and omissions discussed above were made by CLST and by Kaiser intentionally and with the intent to deceive Red Oak. Alternatively, CLST and Kaiser made the misrepresentations and omissions with reckless disregard of their truth or falsity. Durham at all times knew all relevant facts concerning his Ponzi scheme, his affiliates’ need for cash to prop of the Ponzi scheme and for other reasons, his financing difficulties with Fortress, and his close relationships with the servicing entities used for the Purchase Agreements. As a director and then-largest shareholder of CLST, his knowledge is attributable to CLST. Kaiser knew, or recklessly disregarded, Durham’s affiliates’ need for cash, Durham’s financing difficulties with Fortress, and Durham’s close relationships with the servicing entities used for the Purchase Agreements.

71.                                 Red Oak and Pinnacle Fund reasonably relied on the misrepresentations and omissions, which were made in connection with purchases of CLST stock during January and February 2009, as described in Red Oak’s public filings with the Securities and Exchange Commission.

72.                                 The CLST shares purchased by Red Oak and Pinnacle Fund are securities.

73.                                 Red Oak and Pinnacle Fund would not have purchased CLST securities had CLST and Kaiser not made the misrepresentations and omissions described above.

74.                                 Red Oak and Pinnacle Fund suffered economic loss as a direct and proximate result of the misrepresentations and omissions alleged herein. The misrepresentations and omissions overstated the price of CLST stock by overstating the value of the Purchase Agreements orchestrated by Durham. The value of CLST stock declined as a direct result of the disclosure of the truth regarding the Purchase Agreements. The resulting decline in the value of CLST stock was foreseeable to CLST and the third-party defendants at the time they made the misrepresentations and omission alleged herein.

75.                                 The statutory safe harbor for certain forward-looking statements does not apply to any of the misrepresentations and omissions alleged herein.

PRAYER FOR RELIEF

WHEREFORE, counterclaim and third-party defendants pray for judgment as follows:

1)                                      Declaring that third-party defendants acted in concert together as a group under Section 13(d);

2)                                      Declaring that CLST violated Section 14a by issuing preliminary proxy materials that contain material misrepresentations and omissions;

3)                                      Issuing preliminary and permanent injunctive relief enjoining CLST from voting any proxies obtained prior to making corrective disclosures necessary to comply with Sections 13(d) and 14(a);

4)                                      Awarding Red Oak and Pinnacle Fund damages for defendants’ violation of Section 10(b) and Rule 10b-5;

5)                                      Awarding reasonable attorneys’ fees and costs; and

6)                                      Granting such other relief as the Court deems proper;

Dated: March 17, 2010.

Respectfully submitted,

SANDER INGEBRETSEN & WAKE, P.C. Original Signature on File

s/Daniel F. Wake
Daniel F. Wake
1660 17th Street, Suite 450
Denver, Colorado 80202
Telephone: (303) 285-5544
Facsimile: (303) 285-5301
Email: dwake@siwlegal.com

SULLIVAN & COOK. LLC
Frank P. Skipper
Texas State Bar No. 18471200
2301 Cedar Springs Road, Suite 200
Dallas, TX 75201
Telephone: (214) 520-7494
Facsimile: (214) 528-6925
Email: fskipper@sillivancook.com

ATTORNEYS FOR DEFENDANTS,
COUNTERCLAIM PLAINTIFFS AND THIRD
PARTY PLAINTIFFS

CERTIFICATE OF SERVICE

I hereby certify that on this 17th day of March 2010, I served the foregoing DEFENDANTS’ COUNTERCLAIMS AND THIRD-PARTY COMPLAINT via the Court’s ECF system to the following:

Mark T. Josephs

Andrew D. Graham

Jackson Walker L.L.P.

901 Main Street, Suite 6000

Dallas, TX 75202

Original Signature on File

s/ Paula S. Heeren